Exhibit 99.1
Fortive Reports Strong First Quarter 2023 Results
Raises Full Year 2023 Outlook
•Q1 revenue growth of 6%, 9% core, reflecting stronger than expected demand
•Revenue growth, margin expansion and earnings performance exceeded expectations
•Q1 GAAP EPS of $0.49 includes $0.04 of expense to fund discrete productivity initiatives; Adjusted EPS of $0.75, up 7%
•Raises low end of 2023 outlook: GAAP EPS of $2.33-$2.44, Up 11%-16%; Adjusted EPS of $3.29-$3.40, up 4%-8%
•Announces expansion of Tami Newcombe’s responsibilities to include the Advanced Healthcare Solutions segment
EVERETT, WA, April 26, 2023 - Fortive Corporation (“Fortive”) (NYSE: FTV) today announced financial results for the first quarter 2023.
For the first quarter, net earnings were $174 million. For the same period, adjusted net earnings were $267 million. Diluted net earnings per share for the first quarter was $0.49. For the same period, adjusted diluted net earnings per share was $0.75.
For the first quarter, revenues increased 6% year-over-year to $1.46 billion, which included core revenue growth of 9%.
James A. Lico, President and Chief Executive Officer, stated, “We had a strong start to the year, delivering better than expected revenues, margins, and earnings in the first quarter. Growth across our high-quality portfolio is being fueled by the strength of our brands and their leading positions across our customers’ critical connected workflows. Our success is directly tied to our culture of continuous improvement, and dedication to the Fortive Business System (FBS). By harnessing our unique competitive advantages and strong execution capabilities, we are confident in our outlook and are raising the low end of our full-year 2023 guidance.”
For the second quarter of 2023, Fortive anticipates revenue of approximately $1.5 billion, diluted net earnings per share of $0.52 to $0.56 and adjusted diluted net earnings per share of $0.78 to $0.82.
For the full year 2023, Fortive anticipates revenue of $6.0 billion to $6.1 billion, diluted net earnings per share of $2.33 to $2.44, and adjusted diluted net earnings per share of $3.29 to $3.40.
Mr. Lico added, “Our focused segment strategies, which align to durable growth drivers, are creating a more resilient Fortive with enduring growth and further margin expansion opportunities. We look forward to sharing our updated long-term targets at our Investor Day in May and showcasing our innovation capabilities and the continued evolution of our strong free cash flow, affording us ample opportunities to further accelerate our strategy and unlock value for shareholders.”

LEADERSHIP UPDATE

In addition to today’s results, Fortive also announced that Tami Newcombe, President & CEO of Precision Technologies, will expand her segment leadership responsibilities to include the Advanced Healthcare Solutions (AHS) segment effective July 1, 2023, succeeding Pat Murphy who will transition to retirement by December 31, 2023.

Fortive also announced that Andrew McCauley has been promoted to Group President, Sensing Technologies, effective July 1, 2023.

Mr. Lico stated: “Today’s announcements reflect our commitment to building strong leaders and organizations that not only accelerate our strategic ambitions for the future but also deliver on our high expectations today. Throughout her tenure, Tami has consistently applied her rigorously customer-centric approach and passion for leading with FBS to accelerate growth. Her leadership of both Tektronix and the PT segment overall has resulted in exceptional performance of those businesses, and we’re excited about the expansion of her responsibilities and the impact she will have on the operational execution of the AHS segment going forward.”

Mr. Lico added: “Throughout his Fortive career, Andrew has been a champion of FBS, building high performance teams and driving business results. In his most recent role as President at Qualitrol, Andrew led a renewed focus on innovation, directly contributing to the business’s accelerated growth profile.”

CONFERENCE CALL DETAILS
Fortive will discuss results and outlook during its quarterly investor conference call today starting at 12:00 p.m. ET. The call and an accompanying slide presentation will be webcast on the “Investors” section of Fortive’s website, www.fortive.com, under “Events & Presentations.” A replay of the webcast will be available at the same location shortly after the conclusion of the presentation.
The conference call can be accessed by dialing 888-440-6928 within the U.S. or by dialing 646-960-0328 outside the U.S. a few minutes before 12:00 p.m. ET and notifying the operator that you are dialing in for Fortive’s earnings conference call (access code 6922572). A replay of the conference call will be available two hours after the completion of the call until Wednesday, May 10, 2023. Once available, you can access the conference call replay by dialing 800-770-2030 within the U.S. or 647-362-9199 outside the U.S. (access code 6922572) or visit the “Investors” section of the website under “Events & Presentations.”
ABOUT FORTIVE
Fortive is a provider of essential technologies for connected workflow solutions across a range of attractive end-markets. Fortive’s strategic segments - Intelligent Operating Solutions, Precision Technologies, and Advanced Healthcare Solutions - include well-known brands with leading positions in their markets. The company’s businesses design, develop, service, manufacture, and market professional and engineered products, software, and services, building upon leading brand names, innovative technologies, and significant market positions. Fortive is headquartered in Everett, Washington and employs a team of more than 18,000 research and development, manufacturing, sales, distribution, service and administrative employees in more than 50 countries around the world. With a culture rooted in continuous improvement, the core of our company’s operating model is the Fortive Business System. For more information please visit: www.fortive.com.

NON-GAAP FINANCIAL MEASURES
In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings release also references “adjusted net earnings,” “adjusted diluted net earnings per share,” “free cash flow,” and “core revenue growth,” which are non-GAAP financial measures. The reasons why we believe these measures, when used in conjunction with the GAAP financial measures, provide useful information to investors, how management uses such non-GAAP financial measures, a reconciliation of these measures to the most directly comparable GAAP measures and other information relating to these measures are included in the supplemental reconciliation schedule attached. The non-GAAP financial measures should not be considered in isolation or as a substitute for the GAAP financial measures, but should instead be read in conjunction with the GAAP financial measures. The non-GAAP financial measures used by Fortive in this release may be different from similarly-titled non-GAAP measures used by other companies.
FORWARD-LOOKING STATEMENTS
Statements in this release that are not strictly historical, including statements regarding business and acquisition opportunities, economic conditions, industry trends, supply chain constraints, currency exchange rate trend, impact of human capital management strategies, leadership succession, anticipated financial results, future prospects, shareholder value, and any other statements identified by their use of words like “anticipate,” “expect,” “believe,” “outlook,” “guidance,” or “will” or other words of similar meaning are “forward-looking” statements within the meaning of the federal securities laws. These factors include, among other things: deterioration of or instability in the economy, the markets we serve, international trade policies, the condition of the financial markets and the banking systems, the spread of, and the remedial effort related to COVID-19, our ability to adjust purchases, supply chain management, and manufacturing capacity to reflect market conditions and customer demand, reliance on sole sources of supply, changes in relations with China, contractions or lower growth rates and cyclicality of markets we serve, competition, changes in industry standards and governmental regulations, our ability to recruit and retain key employees, our ability to successfully identify, consummate, integrate and realize the anticipated value of appropriate acquisitions and successfully complete divestitures and other dispositions, our ability to develop and successfully market new products, software, and services and expand into new markets, the potential for improper conduct by our employees, agents or business partners, contingent liabilities relating to acquisitions and divestitures, impact of changes to tax laws, our compliance with applicable laws and regulations and changes in applicable laws and regulations, risks relating to international economic, geopolitical, including war and sanctions, legal, compliance and business factors, risks relating to potential impairment of goodwill and other intangible assets, currency exchange rates, tax audits and changes in our tax rate and income tax liabilities, the impact of our debt obligations, including our cost of debt, on our operations, litigation and other contingent liabilities including intellectual property and environmental, health and safety matters, our ability to adequately protect our intellectual property rights, risks relating to product, service or software defects, product liability and recalls, risks relating to product manufacturing, our relationships with and the performance of our channel partners, commodity costs and surcharges, security breaches or other disruptions of our information technology systems, adverse effects of restructuring activities, risk related to tax treatment of the separation of Vontier, impact of our indemnification obligation to Vontier, impact of changes to U.S. GAAP, labor matters, and disruptions relating to man-made and natural disasters and climate change. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in our SEC filings, including our Annual Report on Form 10-K for the year ended December 31, 2022. These forward-looking statements speak only as of the date of this release, and Fortive does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise.

CONTACT
Elena Rosman
Investor Relations
Fortive Corporation
6920 Seaway Boulevard
Everett, WA 98203
Telephone: (425) 446-5000

FORTIVE CORPORATION AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
($ and shares in millions, except per share amounts)
(unaudited)

	Three Months Ended
	March 31, 2023	April 1, 2022
Sales	$1,460.7	$1,376.5
Cost of Sales	(612.5)	(584.5)
Gross profit	848.2	792.0
Operating costs:
Selling, general and administrative expenses	(507.7)	(480.6)
Research and development expenses	(100.1)	(99.1)
Operating profit	240.4	212.3
Non-operating income (expense), net:		`
Interest expense, net	(32.1)	(18.8)
Other non-operating expense, net	(2.5)	(2.7)
Earnings before income taxes	205.8	190.8
Income taxes	(32.2)	(25.7)
Net earnings	$173.6	$165.1

Net earnings per share:
Basic	$0.49	$0.46
Diluted	$0.49	$0.45
Average common stock and common equivalent shares outstanding:
Basic	353.6	359.3
Diluted	356.5	368.4
This information is presented for reference only. A complete copy of Fortive’s Form 10-Q financial statements is available on the Company’s website (www.fortive.com).

FORTIVE CORPORATION AND SUBSIDIARIES
SEGMENT INFORMATION
($ in millions)
(unaudited)

	Three Months Ended
	March 31, 2023	April 1, 2022
Sales:
Intelligent Operating Solutions	$632.1	$587.6
Precision Technologies	515.5	462.4
Advanced Healthcare Solutions	313.1	326.5
Total	$1,460.7	$1,376.5

Operating Profit:
Intelligent Operating Solutions	$133.5	$107.0
Precision Technologies	122.7	101.4
Advanced Healthcare Solutions	16.3	28.0
Other (a)	(32.1)	(24.1)
Total	$240.4	$212.3

Operating Margins:
Intelligent Operating Solutions	21.1%	18.2%
Precision Technologies	23.8%	21.9%
Advanced Healthcare Solutions	5.2%	8.6%
Total	16.5%	15.4%

(a) Operating profit amounts in the Other category consist of unallocated corporate costs and other costs not considered part of our evaluation of reportable segment operating performance.

This information is presented for reference only. A complete copy of Fortive’s Form 10-Q financial statements is available on the Company’s website (www.fortive.com).

FORTIVE CORPORATION AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS
($ and shares in millions, except per share amounts)

	As of
	March 31, 2023	December 31, 2022
	(unaudited)
ASSETS
Current assets:
Cash and equivalents	$672.8	$709.2
Trade accounts receivable less allowance for doubtful accounts of $41.2 at March 31, 2023 and $43.9 at December 31, 2022	940.7	958.5
Inventories:
Finished goods	234.8	215.3
Work in process	103.6	96.4
Raw materials	231.8	225.0
Inventories	570.2	536.7
Prepaid expenses and other current assets	271.6	272.6
Total current assets	2,455.3	2,477.0

Property, plant and equipment, net of accumulated depreciation of $772.7 at March 31, 2023 and $754.5 at December 31, 2022	425.6	421.9
Other assets	470.0	455.8
Goodwill	9,057.1	9,048.5
Other intangible assets, net	3,396.8	3,487.4
Total assets	$15,804.8	$15,890.6

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$999.8	$999.7
Trade accounts payable	593.0	623.0
Accrued expenses and other current liabilities	1,037.3	1,104.4
Total current liabilities	2,630.1	2,727.1

Other long-term liabilities	1,204.4	1,223.3
Long-term debt	2,094.6	2,251.6
Commitments and Contingencies (Note 8)

Equity:
Common stock: $0.01 par value, 2.0 billion shares authorized; 362.2 million issued and 353.5 million outstanding at March 31, 2023; 361.5 million issued and 352.9 million outstanding at December 31, 2022	3.6	3.6
Additional paid-in capital	3,730.5	3,706.3
Treasury shares, at cost	(442.9)	(442.9)
Retained earnings	6,891.0	6,742.1
Accumulated other comprehensive loss	(312.3)	(325.7)
Total Fortive stockholders’ equity	9,869.9	9,683.4
Noncontrolling interests	5.8	5.2
Total stockholders’ equity	9,875.7	9,688.6
Total liabilities and equity	$15,804.8	$15,890.6
This information is presented for reference only. A complete copy of Fortive’s Form 10-Q financial statements is available on the Company’s website (www.fortive.com).

FORTIVE CORPORATION AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
($ in millions)
(unaudited)

	Three Months Ended
	March 31, 2023	April 1, 2022
Cash flows from operating activities:
Net earnings	$173.6	$165.1
Noncash items:
Amortization	92.4	96.3
Depreciation	20.4	21.5
Stock-based compensation expense	26.7	19.9
Change in trade accounts receivable, net	21.5	(1.4)
Change in inventories	(33.6)	(43.2)
Change in trade accounts payable	(32.3)	19.2
Change in prepaid expenses and other assets	(16.3)	(31.4)
Change in accrued expenses and other liabilities	(78.0)	(31.2)
Net cash provided by operating activities	174.4	214.8

Cash flows from investing activities:
Payments for additions to property, plant and equipment	(24.8)	(18.8)
Cash paid for acquisitions, net of cash received	—	0.9
Net cash used in investing activities	(24.8)	(17.9)

Cash flows from financing activities:
Net proceeds from commercial paper borrowings	(159.3)	930.7
Payment of 0.875% convertible senior notes due 2022	—	(1,156.5)
Repurchase of common shares	—	(63.8)
Payment of dividends	(24.7)	(25.1)
All other financing activities	(3.1)	(17.9)
Net cash used in financing activities	(187.1)	(332.6)

Effect of exchange rate changes on cash and equivalents	1.1	0.7
Net change in cash and equivalents	(36.4)	(135.0)
Beginning balance of cash and equivalents	709.2	819.3
Ending balance of cash and equivalents	$672.8	$684.3

This information is presented for reference only. A complete copy of Fortive’s Form 10-Q financial statements is available on the Company’s website (www.fortive.com).

FORTIVE CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
AND OTHER INFORMATION
Management believes that each of the non-GAAP financial measures described below provide useful information to investors by reflecting additional ways of viewing aspects of our operations that, when reconciled to the corresponding GAAP measure, help our investors to understand the long-term profitability trends of our business, and facilitate comparisons of our operational performance and profitability to prior and future periods and to our peers.
These non-GAAP measures should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measures, and may not be comparable to similarly titled measures reported by other companies.
Adjusted Net Earnings and Adjusted Diluted Net Earnings per Share
We disclose the non-GAAP measures of historical adjusted net earnings and historical and forecasted adjusted diluted net earnings per share, which to the extent applicable, make the following adjustments to GAAP net earnings and GAAP diluted net earnings per share:
•Excluding on a pretax basis amortization of acquisition related intangible assets;
•Excluding on a pretax basis acquisition and divestiture related items;
•Excluding on a pretax basis the effect of gains and losses from our equity investments;
•Excluding on a pretax basis the costs incurred pursuant to discrete restructuring plans that are fundamentally different from ongoing productivity improvements in terms of the size, strategic nature, planning requirements and the inconsistent frequency of such plans as well as the associated macroeconomic drivers which underlie such plans (the “Discrete Restructuring Charges”);
•Excluding the tax effect (to the extent tax deductible) of the adjustments noted above. The tax effect of such adjustments was calculated by applying our overall estimated effective tax rate to the pretax amount of each adjustment (unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment, in which case the tax effect of such item is estimated by applying such specific tax rate or tax treatment). We expect to apply our overall estimated effective tax rate to each adjustment going forward;
•Including the actual cash interest expense on our 0.875% Convertible Senior Notes due 2022 (“Convertible Notes”) that was not included under the if-converted methodology mandated in 2022 and, with respect to the adjusted diluted net earnings per share, excluding the outstanding shares of common stock imputed under the in-converted methodology for the Convertible Notes that, in fact, were repaid and settled without issuance of any shares of common stock. Since we settled the Convertible Notes in cash on February 15, 2022 and no common share conversion occurred, we have reversed the impacts of applying the if-converted method and included the actual cash interest expense in calculating the adjusted net earnings per share.
Acquisition and Divestiture Related Items
While we have a history of acquisition and divestiture activity, we do not acquire and divest businesses or assets on a predictable cycle. The amount of an acquisition’s purchase price allocated to intangible assets, the related amortization term and the inventory fair value adjustments are unique to each acquisition and can vary significantly from acquisition to acquisition. In addition, transaction costs, which include acquisition, divestiture, integration and restructuring costs related to completed or announced transactions, and the non-recurring gains on divestitures of businesses or assets are unique to each transaction and are impacted from period to period depending on the number of acquisitions or divestitures evaluated, pending, or completed during such period, and the complexity of such transactions.
We adjust for transaction costs, acquisition related fair value adjustments to inventory, integration costs and corresponding restructuring charges primarily related to acquisitions, in each case, incurred in a given period. We believe, however, that it is important for investors to understand that such intangible assets contribute to revenue generation and that intangible assets and inventory fair value adjustments related to past acquisitions will recur in future periods until such intangible assets and inventory fair value adjustments, as applicable, have been fully amortized.

Gains and Losses from Equity Investments
We adjust for the effect of earnings and losses from our equity method investments over which we do not exercise control over the operations or the resulting earnings or losses. We believe that this adjustment provides our investors with additional insight into our operational performance. However, it should be noted that earnings and losses from our equity method investments will recur in future periods while we maintain such investments.
In addition, we adjust for remeasurement gains and losses, including impairment loss, on equity investments. We believe such adjustments facilitate comparison of our performance with prior and future periods and provides our investors with additional insight into our operational performance.
Convertible Notes
On February 22, 2019, we issued $1.4 billion in aggregate principal amount of our 0.875% Convertible Senior Notes due 2022 (the “Convertible Notes”). The Notes matured on February 15, 2022 and were settled in cash.
On January 1, 2022, we adopted ASU 2020-06, which amends the accounting for certain financial instruments with characteristics of liabilities and equity, including convertible instruments and contracts in an entity’s own equity. Although the Convertible Notes were, pursuant to the terms of the corresponding indenture, repaid in cash only and retired without issuance of additional shares of common stock, we assumed share settlement of our outstanding Convertible Notes under the if-converted method when calculating GAAP diluted net earnings per share. Since we settled the Convertible Notes in cash on February 15, 2022 and no common share conversion occurred, we have reversed the share impacts of applying the if-converted method for purposes of calculating Adjusted average common stock and common equivalent shares outstanding. In addition, although the Company paid interest accrued on the Convertible Notes in cash, the interest expense is not included in the GAAP diluted net earnings and from GAAP diluted net earnings per share under the if-converted methodology. Because we paid the interest expense in cash and because the interest expense was included in the prior year’s results, we have added the cash interest expense on the Convertible Notes during the three months ended April 1, 2022 in calculating the adjusted net earnings for the same period.
Discrete Restructuring Costs
We will exclude costs incurred pursuant to discrete restructuring plans that are fundamentally different in terms of the size, strategic nature and planning requirements, as well as the inconsistent frequency, of such plans originating from significant macroeconomic trends or material disruptions to operations, economy or capital markets from the ongoing productivity improvements that result from application of the Fortive Business System or from execution of general cost saving strategies. Because these restructuring plans will be incremental to the fundamental activities that arise in the ordinary course of our business and we believe are not indicative of our ongoing operating costs in a given period, we exclude these costs to facilitate a more consistent comparison of operating results over time. Restructuring costs related primarily to an acquisition are not included in this adjustment but are instead included in Transaction Costs.
Core Revenue Growth
We use the term “core revenue growth” when referring to a corresponding year-over-year GAAP revenue measure, excluding (1) the impact from acquired or divested businesses and (2) the impact of currency translation. References to sales attributable to acquisitions or acquired businesses refer to GAAP sales from acquired businesses recorded prior to the first anniversary of the acquisition less the amount of sales attributable to certain divested businesses or product lines not considered discontinued operations prior to the first anniversary of the divestiture. The portion of sales attributable to the impact of currency translation is calculated as the difference between (a) the period-to-period change in sales (excluding sales impact from acquired businesses) and (b) the period-to-period change in sales (excluding sales impact from acquired businesses) after applying the current period foreign exchange rates to the prior year period. This non-GAAP measure should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measure, and may not be comparable to similarly titled measures reported by other companies.
Management believes that this non-GAAP measure provides useful information to investors by helping identify underlying growth trends in our business and facilitating comparisons of our revenue performance with prior and future periods and to our peers. We exclude the effect of acquisition and divestiture-related items because the nature, size and number of such transactions can vary dramatically from period to period and between us and our peers. We exclude the effect of currency translation from sales measures because currency translation is not under management’s control and is subject to volatility. We believe that such exclusions, when presented with the corresponding GAAP measures, may assist in assessing the business trends and making comparisons of long-term performance.

Free Cash Flow
We use the term “free cash flow” when referring to cash provided by operating activities calculated according to GAAP less payments for capital expenditures.
Management believes that such non-GAAP measure provides useful information to investors in assessing our ability to generate cash without external financing, fund acquisitions and other investments and, in the absence of refinancing, repay our debt obligations. However, it should be noted that free cash flow as a liquidity measure has material limitations because it excludes certain expenditures that are required or that we have committed to, such as debt service requirements and other non-discretionary expenditures. Such non-GAAP measure should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measure, and may not be comparable to similarly titled measures reported by other companies.

Adjusted Net Earnings and Adjusted Diluted Net Earnings Per Share (unaudited)

	Three Months Ended		Three Months Ended
($ in millions, except per share amounts)	March 31, 2023	April 1, 2022	March 31, 2023	April 1, 2022
			Per share values
Net Earnings and Net Earnings Per Share (GAAP)	$173.6	$165.1	$0.49	$0.45
Interest on the Convertible Notes to apply if-converted method (a)	—	2.1	—	—
Tax effect of the Convertible Notes to apply if-converted method	—	(0.3)	—	—
Diluted Net Earnings and Diluted Net Earnings Per Share (GAAP)	173.6	166.9	0.49	0.45
Pretax amortization of acquisition related intangible assets	92.4	96.3	0.26	0.27
Pretax acquisition and divestiture related items (b)	—	8.1	—	0.02
Pretax losses from equity investments	1.9	2.6	—	0.01
Pretax interest expense on Convertible Notes to reverse if-converted method (a)	—	(2.1)	—	—
Pretax discrete restructuring charges	17.6	—	0.05	—
Tax effect of the adjustments reflected above (c)	(18.8)	(16.7)	(0.05)	(0.05)
Adjusted Net Earnings and Adjusted Net Earnings Per Share (Non-GAAP)	$266.7	$255.1	$0.75	$0.70

Adjusted Diluted Net Earnings Per Share (Non-GAAP)
(shares in millions)
Average common diluted stock outstanding			356.5	368.4
Convertible Notes - if converted shares (a)			—	(6.4)
Adjusted average common stock and common equivalent shares outstanding			356.5	362.0

(a) Beginning with our adoption of ASU 2020-06 on January 1, 2022 we assumed share settlement of our outstanding Convertible Notes under the if-converted method when calculating GAAP diluted net earnings per share. Since we settled the Convertible Notes in cash on February 15, 2022 and no common share conversion occurred, we have reversed the impacts of applying the if-converted method and included the actual cash interest expense in calculating the adjusted net earnings per share, as well as excluded the assumed share settlement.
(b) Includes pretax Transaction Costs and acquisition-related fair value adjustments to inventory related to significant acquisitions.
(c) The convertible note interest is calculated on a net of tax basis. The tax effect of the adjustments includes all other line items.
The sum of the components of adjusted diluted net earnings per share may not equal due to rounding.

Core Revenue Growth (unaudited)

% Change Three Months Ended March 31, 2023 vs. Comparable 2022 Period
Total Revenue Growth (GAAP)	6.1%
Core (Non-GAAP)	8.8%
Acquisitions and divestitures (Non-GAAP)	(0.4)%
Impact of currency translation (Non-GAAP)	(2.3)%

Free Cash Flow (unaudited)

($ in millions)	Three Months Ended
	March 31, 2023	April 1, 2022	% Change
Operating Cash Flows (GAAP)	$174.4	$214.8	(18.8)%
Less: purchases of property, plant & equipment (capital expenditures) (GAAP)	(24.8)	(18.8)
Free Cash Flow (Non-GAAP)	$149.6	$196.0	(23.7)%

Forecasted Adjusted Diluted Net Earnings Per Share (unaudited)

	Three Months Ending June 30, 2023		Twelve Months Ending December 31, 2023
	Low End	High End	Low End	High End
Forecasted Diluted Net Earnings Per Share (GAAP)	$0.52	$0.56	$2.33	$2.44
Anticipated pretax amortization of acquisition related intangible assets	0.26	0.26	1.03	1.03
Anticipated pretax losses from equity investments	0.01	0.01	0.03	0.03
Anticipated pretax discrete restructuring charges	0.04	0.04	0.09	0.09
Tax effect of the adjustments reflected above	(0.05)	(0.05)	(0.19)	(0.19)
Forecasted Adjusted Diluted Net Earnings Per Share (Non-GAAP)	$0.78	$0.82	$3.29	$3.40

The sum of the components of forecasted adjusted diluted net earnings per share may not equal due to rounding.